UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 17, 2004

BSQUARE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-27687	91-1650880

(Commission File Number)	(IRS Employer Identification No.)

110 110th Avenue NE, Suite 200
Bellevue, Washington 98004

(Address of Principal Executive Offices)	(Zip Code)

(425) 519-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 1.02 Termination of a Material Definitive Agreement
SIGNATURES

ITEM 1.01	Entry into a Material Definitive Agreement

     BSQUARE Corporation (the “Company”) has entered into a Microsoft OEM Distribution Agreement for Software Products for Embedded Systems (the “Distribution Agreement”) with Microsoft Licensing, GP (“MS”), the effective date of which is October 1, 2004. Pursuant to the terms of the Distribution Agreement, MS has granted to the Company a non-exclusive, limited license to distribute certain Microsoft embedded operating systems (collectively, the “Licensed Products”) within the United States, Canada and Mexico to original equipment manufacturers (“OEMs”) and other third-party installers and entities approved by MS. Each OEM customer is required to execute an OEM customer agreement in the form provided by MS from time to time and to comply with the distribution restrictions imposed by MS. For each unit of Licensed Product distributed by the Company, the Company has agreed to pay MS certain royalty rates set forth in a royalty rate list to be posted by MS on a monthly basis. The Distribution Agreement allows for the audit of the Company’s internal records and processes by MS and its representatives. The Company has agreed that the aggregate liability of MS, its suppliers and/or their respective officers, employees or agents to the Company under the Distribution Agreement for each Licensed Product shall not exceed 100% of the amount paid by the Company to MS for that Licensed Product during the term of the Distribution Agreement.

     The Distribution Agreement has an expiration date of September 30, 2005, provided that MS may extend the term of the Distribution Agreement upon notice to the Company, subject to acceptance by the Company. In addition, MS may suspend any rights granted pursuant to the Distribution Agreement or cancel the Distribution Agreement in its entirety or as to any individual Licensed Product in MS’ sole discretion.

ITEM 1.02	Termination of a Material Definitive Agreement

     The Company is currently licensed to distribute the Licensed Products pursuant to an OEM Distribution Agreement for Software Products for Embedded Systems between the Company and MS dated September 16, 2003 (the “Prior Agreement”). As of the effective date of the Distribution Agreement, the Company’s license to order and distribute the Licensed Products under the Prior Agreement shall cease and the Company shall report and pay for the Licensed Product under the terms and conditions of the new Distribution Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION (Registrant)
Date: September 21, 2004	By:	/s/ Scott C. Mahan
Scott C. Mahan
Vice President Finance and Chief Financial Officer